SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

State Street Corporation

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2456637
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

225 Franklin Street Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number pursuant to which this form relates:    333-98267
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered:

SPACES	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:    N/A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The class of securities to be registered hereby is the SPACES of State Street Corporation (the “SPACES”).

For a description of the SPACES, reference is made to the description of the SPACES included in the Preliminary Prospectus Supplement dated January 10, 2003 relating to the SPACES, which description is incorporated herein by reference. The Preliminary Prospectus Supplement forms part of the Registration Statement on Form S-3 (Commission File No. 333-98267), as amended and supplemented, which has been declared effective by the Securities and Exchange Commission. The final prospectus supplement describing the SPACES will be filed pursuant to Rule 424(b)(5) under the Securities Act and shall be incorporated by reference into this registration statement on Form 8-A.

This Registration Statement is being filed in connection with the listing of the SPACES on the New York Stock Exchange.

Item 2.    EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

*1.	Form of Purchase Contract Agreement between the Registrant and Bank One Trust Company, N.A., as Purchase Contract Agent.

*2.	Form of Pledge Agreement between the Registrant and Bank One Trust Company, N.A., as Collateral Agent, Custodial Agent, Securities Intermediary and Purchase Contract Agent.

*3.	Form of SPACES Certificate (included as Exhibit A to Exhibit 1 hereto).

*4.	Form of Separate PACES Certificate (included as Exhibit B to Exhibit 1 hereto).

*5.	Form of Separate Variable-Share Repurchase Contract (included as Exhibit C to Exhibit 1 hereto).

*	To be filed by amendment

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

STATE STREET CORPORATION

By:	/s/ FREDERICK P. BAUGHMAN
Name: Frederick P. Baughman Title: Senior Vice President, Controller and Chief Accounting Officer

Date: January 13, 2003

3